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                                                                    Exhibit 23.1




        We hereby consent to the use of our opinion letter dated August 17, 1998 to the Board of Directors of Acxiom Corporation included as an Exhibit to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of ACX Acquisition Co., Inc., a wholly owned subsidiary of Acxiom Corporation with and into May & Speh, Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus under the caption "Opinions of Financial Advisors." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                        STEPHENS INC.



                                        /s/ Stephens Inc.
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